Exhibit 5.1

Campbells Legal (BVI) Limited Floor 4, Banco Popular Building
Abits Group Inc	PO Box 4467 Road Town, Tortola VG-1110 British Virgin Islands
Level 24 Lee Garden One, 33 Hysan Avenue	T +1 284 852 4823
Causeway Bay, Hong Kong SAR	E gwilliamson@campbellslegal.com

campbellslegal.com

Our Ref: GWI/19738-46126

25 February 2026
BVI | CAYMAN | HONG KONG

Dear Sirs

Re: Abits Group Inc (the “Company”)

We have acted as British Virgin Islands counsel to the Company, a company limited by shares incorporated in the British Virgin Islands, and have been requested to provide this legal opinion in connection with the Company’s registration statement on Form F-3 (File No. 333-284387) (the “Registration Statement”), including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the registered direct offering by the Company (the “Offering”) of up to 792,452 ordinary shares (the “Ordinary Shares”) and/or pre-funded warrants (the “Pre-Funded Warrants”) at an offering price of $2.65 per ordinary share and $2.64999 per Pre-funded Warrant. We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

We are Attorneys-at-Law in the British Virgin Islands and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date hereof.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

1.1	the unanimous written resolutions of the directors of the Company dated 22 February 2026 (the “Resolutions”);

1.2	a copy of the register of directors of the Company, dated 22 February 2026, provided by Campbells Corporate Services (BVI) Limited, the Company’s registered agent (the “ROD”);

1.3	a copy of the register of ordinary shares of the Company, dated 23 February 2026, provided by Transhare Corporation, the Company’s transfer agent and registrar (together with the ROD, the “Registers”);

1.4	the information revealed by our search of the Company’s public records on file and available for public inspection at the Registry of Corporate Affairs of the British Virgin Islands (the “Registry of Corporate Affairs”) at the time of our searches on 23 February 2026 including:

1.1	the Company’s certificate of incorporation dated 18 May 2021;

1.2	the Company’s certificate of change of name dated 14 November 2023; and

1.3	the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) dated 17 February 2025;

1.5	the information revealed by our searches of the Company’s records of proceedings on file with and available for inspection at the British Virgin Islands High Court Registry at the time of our searches on 24 February 2026;

1.6	a copy of the Certificate of Good Standing in respect of the Company, issued by the BVI Registrar of Corporate Affairs, dated 23 February 2026 (the “Certificate of Good Standing”);

1.7	a copy of the Registration Statement;

1.8	a copy of the securities purchase agreement dated 23 February 2026 between the Company and certain institutional investors (the “Securities Purchase Agreement”); and

1.9	a copy of the Pre-Funded Warrant.

1.10	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the factual confirmations contained in the Registers and the Certificate of Good Standing. We have also relied upon the following assumptions, and the assumptions set out in Schedule 1 hereto, which we have not independently verified:

1.11	copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.12	all signatures, initials and seals are genuine;

1.13	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions expressed herein;

1.14	the Ordinary Shares to be issued by the Company pursuant to the Securities Purchase Agreement and/or the Pre-Funded Warrant will be issued by the Company against payment in full of the consideration therefor and will be duly entered in the register of members of the Company;

1.15	the minute book and corporate records of the Company, whether maintained at its registered office in the British Virgin Islands or otherwise, which we have specifically not reviewed, do not disclose anything which would affect any opinion given herein;

1.16	the Resolutions remain in full force and effect; and

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1.17	there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Securities Purchase Agreement, the Pre-Funded Warrant or the Registration Statement.

2	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

2.1	The Company was incorporated in the British Virgin Islands under the BVI Business Companies Act on 18 May 2021, with company number 2063507, is a company limited by shares, is in good standing with the Registrar of Corporate Affairs of the British Virgin Islands and is validly existing under the laws of the British Virgin Islands.

2.2	The Company is authorised to issue up to an unlimited number of shares comprising: i) ordinary shares of no par value each; and ii) preferred shares of no par value each.

2.3	The Ordinary Shares to be issued pursuant to the Securities Purchase Agreement and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorised and, when issued and delivered against payment of the consideration therefor in accordance with the terms of the Securities Purchase Agreement and the Pre-Funded Warrants and duly entered in the register of members of the Company, will be validly issued, fully paid and non-assessable.

3	Qualifications

Except as explicitly stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion, the term “non-assessable” means that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company (except in exceptional circumstances such as fraud or where a court may pierce the corporate veil).

To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to, and a copy of the Company’s register of directors filed with, the Registry of Corporate Affairs of the British Virgin Islands.

This opinion is provided solely for your benefit and use and may not be quoted in whole or in part or otherwise referred to or filed with any government agency or any other person without our prior express written consent, and no person other than the Company is entitled to rely on this opinion. Notwithstanding the foregoing, we hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

Campbells Legal (BVI) Limited

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